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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated August 6, 1996, with appears on page 42 of the 1996 Annual Report on Form 10-K/A of Excite,Inc. relating to the financial statements of The McKinley Group, Inc. which do not appear in such Annual Report on Form 10-K/A.

/s/ PRICE WATERHOUSE LLP
------------------------
Price Waterhouse LLP

San Jose, California
May 14, 1998